UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 20, 2011

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087
(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) (the “Amendment”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2011. The sole purpose of this Amendment is to disclose the decision regarding how frequently Cracker Barrel Old Country Store, Inc. (the “Company”) will conduct future advisory votes on the compensation of the Company’s named executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) As previously reported, the Company held its Annual Meeting of Shareholders on December 20, 2011 (the “Annual Meeting”). In its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2011, the Company reported the results of the voting at the Annual Meeting, including the approval by its shareholders, on an advisory basis, of the Board of Directors’ recommendation to hold an advisory vote on the compensation of the Company’s named executive officers every year.

In light of shareholder approval at the Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Company’s Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The Company is required to hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers no less frequently than every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 30, 2012	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer